Exhibit 10.46

MASTER SERVICES AGREEMENT

This Master Services Agreement by and between Rainmaker Systems, Inc. (“Provider”), a corporation registered in Delaware and located at 900 East Hamilton Avenue, Campbell, California 95008, and Client, Symantec Corporation (“Client”) a Delaware corporation, located at 20330 Stevens Creek Blvd, Cupertino, CA 95014 is effective as of June 29, 2006 (“Effective Date”). This Master Services Agreement and its Schedules, Addenda, Exhibits, and Attachments, as so identified, shall be hereinafter collectively referred to as the “Agreement.”

Whereas, Client is an independent software vendor.

Whereas, Client desires to engage Provider to perform, and Provider desires to perform, certain services, upon the terms and conditions set forth herein.

1.	INTRODUCTION

Following the Effective Date and during the term of this Agreement, Client may request Provider’s performance of certain sales, marketing and other services (the “Outsource Services”), which Provider agrees to provide pursuant to a mutually executed and agreed to statement of work (each an “SOW”). The terms and conditions of this Agreement shall apply to all SOWs. Unless specified in any SOW that the terms of such SOW shall control, in the event of a conflict between the terms of this Agreement and any SOW, the terms of this Agreement shall prevail and such conflicting terms shall be deemed null and void. Client hereby expressly authorizes Provider, during the term of this Agreement, to contact Client’s customers on the basis of and in furtherance of Client’s established business relationship with its customers, in accordance with the applicable SOW. For purposes of this Agreement, the following terms shall have the following meanings: (i) “Business Day” means any day other than Saturday, Sunday, or any nationally recognized holiday in the United States; (ii) “Client” means Client and any of its affiliates; (iii) “Client Data” means any Confidential Information, Customer information, product roadmaps, marketing materials, strategies and any product, marketing or sales information and documentation; (iv) “Customer” means any entity that has licensed or purchased, or prospectively will license or purchase, a Product from Client; (v) “Deliverable” means any work product identified to be delivered by Provider to Client under an SOW; (vi) “Product” means any product or service that Client offers to its Customers.

2.	TERM

Unless earlier terminated under Section 9 below, the term of this Agreement shall commence on the effective date of this

Agreement and shall continue until terminated in writing by mutual agreement of the parties.

3.	PERFORMANCE

Except as set forth in Section 6 below, Provider will provide to Client the Outsource Services in the time and manner specified in the relevant SOW.

4.	PAYMENT & TAXES

4.1 Fees: For performance of the Outsource Services, Client will pay the amounts and in the manner set forth in the applicable SOW(s)

4.2 US Dollars: All payments shall be stated (and payments made) in United States dollars and are exclusive of applicable sales, use or similar taxes, which if applicable, will be separately stated on each invoice.

Payment Terms: Each SOW will specify whether Provider will perform the Outsource Services covered by such SOW as a reseller or as an independent sales agent of Client. Except as may otherwise be set forth in the applicable SOW, Fees for Support services are due and payable **** and shall be invoiced upon Symantec’s acceptance of the Order. All fees and related shipping costs shall be due and payable in U.S. dollars within **** from the date of invoice, e.g. on terms **** from the date of invoice. ****

4.3 Tax Withholdings: Each party acknowledges and agrees that the other party has the right to withhold any applicable taxes from any royalties or other payments due under this Agreement if required by any government authority. Without limiting the foregoing, if Client is purchasing products/services from

[****]=Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Provider on behalf of a subsidiary or affiliate of Client, Provider acknowledges and agrees that Client may withhold from any royalties or payments due for such products/services any applicable taxes incurred by Client that result from Client providing such products/services to the applicable Client subsidiary or affiliate.

4.4 Tax Liability: Notwithstanding the terms of Section 4.4 above, each Party shall be solely responsible for its own taxes, including, without limitation, income, franchise, property, sales, use and value added taxes, assessments, other similar tax-like charges, and tax-related surcharges which may be required or imposed by any federal, state, or local taxing authority.

5.	DELIVERABLES

Client’s acceptance of any Deliverable shall be as set forth in the applicable SOW.

6.	LIMITED WARRANTY & REPRESENTATIONS & WARRANTIES

6.1 Outsource Services: Provider warrants that it shall perform the Outsource Services in a good and workmanlike manner by skilled and qualified staff in accordance with industry standards.

6.2 Deliverables: Except as may otherwise be set forth in an SOW, Provider warrants that each Deliverable shall, for a period not to exceed **** (the “Warranty Period”) be free of defects in material and workmanship and shall conform to the applicable specifications therefor.

6.3 Illicit Code: The Outsource Services, and any other software code provided by Provider, are provided free of: (i) any malicious computer code or instructions that may disrupt, damage or interfere with Clients use of the Outsource Services or its own computer facilities, e.g. viruses, Trojan horses, worms or similar types of malicious code (excepting) the content of Client attachments and other Client Data); or (ii) any computer instructions or software code with alters, damages, or erases any Client Data, which alteration, damage or erasure was not initiated by the relevant user. Provider also represents and warrants to Client that it has developed and engineered its Outsource Services and related software without any ‘back doors’ or ‘trap doors’ which allow for access to Client Data by anyone other than authorized parties through the bypassing of any security features.

6.4	REMEDY:

6.4.1	Outsource Services. In the event Provider breaches the warranty under Section 6.1 above, Provider shall re-perform the relevant portion of the Outsource Services in breach of such warranty ****.

6.4.2	Deliverables. In the event Client notifies Provider during the Warranty Period of a Deliverable’s breach of the warranty under Section 6.2, Provider agrees to either repair or replace such Deliverable with a conforming Deliverable.

6.4.3	SOLE REMEDY. THIS SECTION 6.4 STATES PROVIDER’S ENTIRE OBLIGATION AND LIABILITY AND CLIENT’S SOLE AND EXCLUSIVE REMEDY FOR BREACH OF WARRANTY UNDER SECTIONS 6.1 AND 6.2.

6.5 Mutual Representations of the Parties: Each party hereby represents and warrants to the other that:

6.5.1 Authority. it has full power and authority to enter into this Agreement and to perform its obligations hereunder.

6.5.2 No Conflict. performance of this Agreement will not violate any governmental laws, rules, ordinances, or regulations (including without limitation all applicable import or export regulations and all licensing or permitting requirements), or breach any other Agreement in which either party is bound.

6.6 Client Data: Client represents and warrants that it has all necessary rights, licenses and permissions to furnish Provider with and to authorize Provider’s use of the Client Data in connection with the performance of the Outsource Services. Provider represents and warrants that it has all necessary rights, licenses and permissions to furnish Client with in information to be provided by Client under in connection with the performance of the Outsource Services.

6.7 NO OTHER WARRANTIES: EXCEPT AS SET FORTH IN THIS SECTION 6, NEITHER PARTY MAKES ANY WARRANTIES TO THE OTHER WITH RESPECT TO THE OUTSOURCE SERVICES, DELIVERABLES OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND

[****]=Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EACH PARTY HEREBY EXCLUDES ALL OTHER WARRANTIES WHETHER STATUTORY, EXPRESS, IMPLIED OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ACCURACY, AND INFRINGEMENT. PROVIDER MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING CLIENT’S USE OR RESULTS OBTAINED FROM USE OF THE OUTSOURCED SERVICES OR DELIVERABLES.

7.	INDEMNIFICATION

7.1 Indemnification by Provider. Subject to this Agreement, Provider shall defend, indemnify and hold Client harmless against any loss or damage (including reasonable attorneys’ fees) incurred in connection with claims, demands, suits, or proceedings (“Claims”) made or brought against Client (i) by a third party alleging that the use of the Outsourced Service as contemplated hereunder infringes the intellectual property rights of a third party; (ii) for any breach of the warranty specified in Section 6.3 of this Agreement, including, without limitation, any breach of Section 6.3 resulting in a security breach, computer malfunction, or loss or destruction of data or information; or (iii); or (iv) claims by Customers based on Provider’s representations or warranties to Customers other than those that Client provides with the applicable “service contract” as set forth in the applicable SOW; provided, that Client (a) promptly gives written notice of the Claim to Provider (but any delay by Client in giving such notice shall not be deemed a breach of this Agreement and shall not excuse Provider’s obligations under this section except to the extent, if any, that Provider is materially prejudiced by such delay); (b) gives Provider sole control of the defense and settlement of the Claim (provided that Provider may not settle or defend any Claim unless it unconditionally releases Client of all liability); and (c) provides to Provider, at Provider’s cost, all reasonable assistance.

7.2 General Indemnification. The parties shall defend, indemnify and hold each other harmless against any and all Claims arising from or related to death, personal injury or loss or damage to tangible property arising from or related to the negligence or willful misconduct of the indemnifying party, its employees, independent contractors, agents or subcontractors; provided, that the indemnified party (a) promptly gives written notice of the Claim to the indemnifying party (but any delay in giving such notice shall not be deemed a breach of this Agreement and shall not excuse the indemnifying party’s obligations under this section except to the extent, if any, that the indemnifying party is materially prejudiced by such delay); (b) gives the indemnifying party sole control of the defense and settlement of the Claim (provided that the indemnifying party may not settle or defend any Claim unless it unconditionally releases the indemnified party of all liability); and (c) provides to the indemnifying party, at the indemnifying party’s cost, all reasonable assistance.

7.3 Indemnification by Client. Subject to this Agreement, Client shall defend, indemnify and hold Provider harmless against any loss or damage (including reasonable attorneys’ fees) incurred in connection with Claims made or brought against Provider:

(i) by a third party alleging that the Client Data infringes the intellectual property rights of, or has libeled, defamed, slandered, or interfered with the contractual relations, or violated the privacy interests of, a third party;

or (ii) claims by Customers based on Client’s representations and warranties, or breach thereof, that Client makes to any Customer in respect of any “service contract” as set forth in the applicable SOW or otherwise; provided, that Provider (a) promptly gives written notice of the Claim to Client (but any delay by Provider in giving such notice shall not be deemed a breach of this Agreement and shall not excuse Client’s obligations under this section except to the extent, if any, that Client is materially prejudiced by such delay); (b) gives Client sole control of the defense and settlement of the Claim (provided that Client may not settle or defend any Claim unless it unconditionally releases Provider of all liability); and (c) provides to Client, at Client’s cost, all reasonable assistance.

7.4 SOLE REMEDY: THE FOREGOING STATES EACH PARTY’S SOLE AND EXCLUSIVE OBLIGATION AND EACH PARTY’S SOLE AND EXCLUSIVE LIABILITY WITH RESPECT TO CLAIMS SUBJECT TO INDEMNIFICATION UNDER SECTION 7.1 ABOVE.

[****]=Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.	LIMITATION OF LIABILITY AND ON DAMAGES.

8.1 TOTAL LIABILITY: IN NO EVENT SHALL EITHER PARTY’S TOTAL LIABILITY HEREUNDER EXCEED ONE HUNDRED PERCENT (100%) OF THE NET AMOUNTS RECEIVED BY Provider UNDER THIS AGREEMENT DURING THE TWELVE (12) MONTHS PRECEDING THE EVENT GIVING RISE TO LIABILITY HEREUNDER WITHOUT LIMITING THE GENERALITY OF THE FOREGOING LIMITATION, THE FOREGOING LIMITATION SHALL NOTAPPLY TO AMOUNTS FOR WHICH EITHER PARTY IS LIABLE TO THE OTHER (A) UNDER SECTION 7 ABOVE, (B) FOR BREACHES OF CONFIDENTIALITY AS SPECIFIED IN SECTION 11.4 AND (C) FOR ANY MIS-USE OR MIS-APPROPRIATION OF ANY CLIENT DATA OR OTHER CLIENT INTELLECTUAL PROPERTY BY PROVIDER. THE FOREGOING LIMITATIONS SHALL APPLY REGARDLESS OF THE THEORY OF RECOVERY INCLUDING BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR BASED ON THE FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY. THE FOREGOING LIMITATIONS SHALL APPLY TO THE MAXIMUM EXTENT PERMITTED UNDER LAW.

8.2 NO INDIRECT DAMAGES: EXCEPT WITH RESPECT TO AMOUNTS FOR WHICH EITHER PARTY IS LIABLE UNDER SECTION 7 ABOVE, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY (A) COST OF COVER OR SUBSTITUTE GOODS OR SERVICES OR (B) ANY SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR EXEMPLARY DAMAGES, INCLUDING BUT NOT LIMITED TO ANY DAMAGES FOR LOST PROFITS, BUSINESS INTERRUPTIONS, LOSS OF DATA OR OTHERWISE, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING LIMITATIONS SHALL APPLY TO THE MAXIMUM EXTENT PERMITTED UNDER LAW

9.	TERMINATION

9.1 Convenience. Client shall have the right, at its sole convenience, to terminate this Agreement and/or any applicable SOW, upon **** prior written notice to Provider; provided,

however, that (i) if Client elects to so terminate this Agreement at any time during the period **** following the date of this Agreement, Client shall pay to Provider $**** on the effective date of such termination, or (ii) if Client elects to so terminate any SOW at any time during the period **** following the date of such SOW, Client shall pay to provider the amount, if any, specified in such SOW on the effective date of such termination.

9.2 Cause: Either party may terminate this Agreement upon **** written notice to the other party, in the event the other party defaults in the performance of any of its duties and obligations and the default is not cured within **** after written notice is given to the defaulting party.

9.3 Effect of Termination: In the event of termination of this Agreement under Section 9.1 or Section 9.2, **** Client will promptly pay, but in no event more than **** after the effective date of termination, Provider for the Outsource Services and Deliverables, or portion thereof, performed up through the effective date of termination. Termination under Section 9.1 or Section 9.2 shall not be construed to be an election of remedies or a waiver thereof. Further in the event of termination, Provider agrees to provide reasonable assistance in the transition of Outsourced Services to be agreed upon at the time of termination and provided for at a fee to be negotiated at such time and for a period ****

9.4 Bankruptcy, etc.: Either party may immediately terminate this Agreement by giving written notice to the other party if the other party is insolvent or has a petition brought by or against it under the insolvency laws of any jurisdiction; if the other party makes an assignment for the benefit of creditors; if a receiver, trustee or similar agent is appointed with respect to any property or business of Client.

10.	INTELLECTUAL PROPERTY RIGHTS

10.1 Existing Intellectual Property: Each party hereby retains and shall own all right, title and interest in and to their respective Existing Intellectual Property. For purposes of this Agreement, the term “Existing Intellectual Property” means any and all technology, know how, show how, software, data, ideas, formulae, processes, charts, Confidential Information and any other materials or information and any and all worldwide intellectual property rights therein

[****]=Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

and thereto (a) owned or controlled by either party on the Effective Date or (b) developed by either party outside the scope of this Agreement and which does not rely or use (i) the other party’s Existing Intellectual Property or (ii) the other party’s Confidential Information. Client shall own all Client Data and any other Customer information received or disclosed to Provider.

10.2 No Other License: Except as set forth in this Agreement, including as may be provided in any SOW with respect to any Deliverable, neither party shall be deemed to have any license with respect to the other party’s Existing Intellectual Property hereunder and each party reserves all rights therein and thereto not so granted.

10.3 Client Marks: The Provider shall have a non-exclusive, non-transferable license to use the Client Trademarks, as defined below, solely to refer to Client’s support services, and the Products in connection with such services, and solely in connection with the Provider’s distribution, advertising and promotion of the support services as authorized under this Agreement. The mark “Symantec”, either the word mark or the Client logo, the applicable Product trademarks and any other trademarks and service marks adopted by Client to identify its Products and other Client products and services (the “Client Trademarks” or the “Trademarks”) belong to Client. The Provider will have no rights in such marks except as expressly set forth herein and as specified in writing from time-to-time. The Provider agrees not to use the Client Trademarks or any other mark likely to cause confusion with the Client Trademarks as any portion of the Provider’s tradename or trademark for its business, services or other products. The Provider shall comply with any marketing and trademark guidelines provided by Client from time-to-time. The Provider agrees to not remove and to include all applicable copyright and trademarks and trademark notices of Client as they appear on or in the Products and in all advertisements and marketing materials provided or approved by Client. The Provider shall not market the support services in any way that implies that such are the proprietary product of the Provider or of any party other than Client. Any goodwill in the Client Trademarks that results from the Provider’s use shall inure solely to the benefit of Client. The Provider shall immediately cease or suspend use of Client Trademarks in any marketing material if Client notifies the Provider in writing that the use of the Client Trademarks does not comply with Client marketing and trademark guidelines.

10.4 Proprietary Notices: Provider agrees not to alter or remove any logo, insignia, copyright notice, trademark notice or other proprietary notice on or in any Product.

11.	GENERAL

11.1 Disputes: Before initiating a lawsuit against the other relating to a dispute or claim herein, Client and Provider agree to first work in good faith to resolve between themselves such dispute or claim arising out of or relating to this Agreement. To this end, either party may request that each party designate an officer or other management employee with authority to bind the party to meet to resolve the dispute or claim. If, after meeting, the parties are still unable to resolve the dispute or claim, then the parties agree to submit the matter to mandatory mediation. During this resolution process, each party will honor the other’s reasonable requests for non-privileged and relevant information. This paragraph will not apply if: (i) the expiration of the statute of limitations for a cause of action is imminent; or (ii) injunctive or other equitable relief is necessary to mitigate damages.

11.2 Excusable Delay: Neither party shall be liable for any failure or delay in performing any of its obligations under this Agreement due to any Act of God, fire, casualty, flood, war, strike, lockout, epidemic, destruction of production facilities, riot, or insurrection. Each party hereby excludes the application of this Section 11.2 from the obligation to make payments hereunder.

11.3 Survival of Terms: Regardless of the circumstances of termination or expiration of this Agreement or any SOW, the provisions of Sections 6 (“Warranty”), 7 (“Indemnification”), 8 (“Limitation of Liability”), 10 (“Intellectual Property Rights”) and 11 (“General”) will survive the termination or expiration and continue according to their terms.

11.4 Confidentiality: In the course of performing work hereunder, each party may be exposed to certain confidential and proprietary information of the other not generally known to

[****]=Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the public that is identified at the time of disclosure as confidential or proprietary (herein “Confidential Information”). Client’s Confidential Information shall include, but not be limited to, Client Data, Customer information, its software programs, plans, product roadmaps, computer networks and systems, formulas, methods, know-how, processes, designs, new products, developmental work, marketing requirements, marketing plans, customer names, and prospective customer names, and this Agreement, regardless of whether such information is identified as confidential. Provider’s Confidential Information shall include, but not be limited to, its software programs, plans, product roadmaps, computer networks and systems, formulas, methods, know-how, processes, designs, new products, developmental work, marketing requirements, marketing plans, customer names, and prospective customer names, and this Agreement, regardless of whether such information is identified as confidential. The existence, terms and pricing under this Agreement shall not be disclosed without the prior written consent of either party hereto; provided, however, that Provider may disclose the existence, terms and pricing under this Agreement in its filings with the Securities and Exchange Commission or as otherwise required under applicable law.

A party’s Confidential Information shall not include information that: (a) is or becomes a part of the public domain through no act or omission of the receiving party; (b) was in the receiving party’s lawful possession prior to the disclosure and had not been subject to limitations on disclosure; (c) is lawfully disclosed to the receiving party by a third party who did not acquire the information directly or indirectly from the disclosing party and was otherwise not restricted as to disclosure; or (d) is independently developed by the receiving party without breach of this Agreement. The receiving party may disclose the disclosing party’s Confidential Information as required by court order provided the receiving party promptly notifies the disclosing party in writing of the requirement for disclosure.

Each party agrees not to use Confidential Information received from the other party for any purpose other than to facilitate its performance pursuant to this Agreement. During the Term of this Agreement and for a period of three (3) years after termination or expiration of this Agreement, the parties will hold each other’s Confidential Information in confidence and shall protect the disclosed Confidential Information by using the same degree of care to prevent the unauthorized use, dissemination or publication of the Confidential Information as they use to protect their own confidential information of a like nature, but in no event less than a reasonable degree of care.

11.5 Publicity: In addition, except as required by law, neither party shall issue any press release, announcement or other public disclosure relating to the subject matter of this Agreement without the prior written approval of the other party. Client reserves the right to (A) review, upon request, any sales, marketing and other materials which incorporate Client’s name, trademarks or corporate logos, and (B) disapprove the use of such materials if Client determines, in its sole discretion, that such materials or Provider’s use of such materials are objectionable or otherwise unsuitable.

11.6 Insurance: Provider will obtain and at all times during the term of this Agreement maintain at its own expense, with insurance companies acceptable to Client, the minimum insurance coverage stated in Exhibit A to this Agreement.

11.7 Records & Audit: Provider will maintain accurate and legible records relating to this Agreement in English during the term of this Agreement **** or that period prescribed by applicable law or regulation. During the foregoing period, Client shall have the right, not more than once per ****, upon at least **** written notice thereof to Provider, to conduct, at its sole expense and during the normal business hours of Provider, an audit of such records through an independent,. third party auditor, other than on a contingent fee basis, to verify Provider’s payment and/or remittance of amounts due under this Agreement. Client shall use its best efforts to not disrupt or impede Provider’s business operations in the course of conducting any such audit.

11.8 Independent Contractors: Notwithstanding whether Provider is performing Outsourced Services as a reseller or an independent sales agent, the parties shall be deemed for all purposes to be independent

[****]=Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

contractors. Nothing in this Agreement or in the activities contemplated by the parties pursuant to this Agreement shall be deemed to create an agency, partnership, employment or joint venture relationship between the parties. Each party shall be deemed to be acting solely on its own behalf and, except as expressly stated, neither party shall have the right or authority to bind or incur any liability or obligation of any kind on behalf of the other. Provider will be solely responsible for all materials and work until acceptance by Client, and Client will have no direction (except in the results to be obtained) or control of Provider, or any person employed by or contracted for by Provider.

11.9 Amendments; Waivers: No waiver of any term or condition is valid unless in writing and signed by authorized representatives of both parties, and will be limited to the specific situation for which it is given. No amendment or modification to this Agreement shall be valid unless set forth in writing and signed by authorized representatives of both parties.

11.10 Governing Law: This agreement will be governed by and construed in accordance with the laws of the State of California, exclusive of any provisions of the United Nations convention on the international sale of goods and without regard to principles of conflicts of law. Each party hereby irrevocably submits to the exclusive jurisdiction of the Federal and State Courts located in the County of Santa Clara, California, USA and hereby agrees that any such court shall be a proper forum for the determination of any dispute arising hereunder.

11.11 Notices: All notices permitted or required to be given under this Agreement shall be in writing and delivered to the parties at their respective addresses set forth below by (i) hand delivery, (ii) nationally recognized overnight courier (with tracking and receipt verification capabilities), (iii) certified or registered mail, postage prepaid, (iv) regular mail, or (v) facsimile transmission with a confirmation of receipt. Any such notice shall be deemed to be effective on the earlier of (a) the day of delivery by hand or overnight courier, (b) the day of transmission if sent by facsimile, (c) three days after mailing if sent by mail or courier in the manner set forth above, or (d) upon receipt:

If to Client:

Symantec Corporation

c/o Legal Department IT

Procurement

20330 Stevens Creek Blvd.

Cupertino, CA 95014

With Copy to:

Symantec Corporation

C/O Contracts Manager

222 Caspian Dr.

Sunnyvale, CA 94089

If to Provider:

Rainmaker Systems, Inc.

900 East Hamilton Avenue

Campbell, California 95008

Attention: Steve Valenzuela,

CFO

Telephone: (408) 626-2439

Facsimile: (408) 626-5439

Each party may change its respective address or facsimile number by submitting written notice to the other party in accordance with this paragraph.

11.12 Severance: Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is found to violate a law, it will be severed from the rest of the Agreement and ignored and a new provision deemed added to this Agreement to accomplish to the extent possible, the intent of the parties as evidenced by the provision so severed. The headings used in this Agreement have no legal effect.

11.13 Non-Exclusive: Nothing in this Agreement shall require Client to purchase from Provider all of its requirements for services that are the same or similar to the Outsource Services provided hereunder, and Client may purchase similar or identical services from others. Similarly, nothing in this Agreement shall preclude or limit provision of services similar to the Outsource Services by Provider to third parties, subject to the security and non-disclosure obligations set forth herein.

[****]=Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.14 Third Party Contractors: Provider shall be free to use third party contractors in the provision of the Outsource Services and/or Deliverables to Client hereunder, provided that Provider shall remain directly liable to Client under this Agreement with respect to any Outsource Services performed and/or Deliverables delivered though the use of any such third party subcontractors or agents.

11.15 Assignment: This Agreement may not be assigned by either party without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing, each party may assign this agreement to any of its affiliates or by operation of law or otherwise in the context of a merger or stock or asset sale, without such prior written consent. Any attempted assignment contrary to the preceding will be null and void. Subject to the foregoing, this Agreement shall inure to the benefit of each party’s permitted successors and assigns.

11.16 Quarterly Reviews. The Provider shall designate one of its employees to serve as the Provider’s executive sponsor to Client. Such employee shall meet the Chief Information Officer of Client or his designee on a quarterly basis to discuss or address matters related to this Agreement, including, without limitation, performance matters, pricing matters, development plans, business plans, etc.

11.17 Attorneys’ Fees. If any legal action is commenced in connection with any dispute under this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, including, the allocated costs for in-house counsel, court costs, and other costs and disbursements incurred in connection with the action or proceeding. The term “prevailing party” shall mean the party awarded the greatest amount of damages pursuant to any final court order or final settlement of the action.

11.18 Entire Agreement: This Agreement, and each SOW and each of their respective attached Addenda, Exhibits, Attachments, and Schedules, as so designated, set forth the entire agreement and understanding of the parties relating to the subject matter contained herein, and merges all prior discussions and agreements, both oral and written, between the parties. Each party agrees that use of pre-printed forms, including, but not limited to email, purchase orders, acknowledgements or invoices, is for convenience only and all pre-printed terms and conditions stated thereon, except as specifically set forth in this Agreement, are void and of no effect. Unless otherwise expressly set forth in an SOW, as so designated, in the event of conflict between this Master Services Agreement and any SOW, the terms of this Master Services Agreement shall prevail.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written herein.

Symantec Corporation		Rainmaker Systems, Inc.:

By:	/s/ MARK RICHARDS	By:	/s/ STEVE VALENZUELA
Printed Name:	MARK RICHARDS	Printed Name:	STEVE VALENZUELA
Title:	VP INSIDE SALES	Title:	CFO
Date:	7/15/06	Date:	6/29/06

[****]=Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

Insurance Requirements

Provider will maintain in full force and effect during the term of this Agreement:

A.	Commercial general liability insurance (including contractual liability coverage) ****, with coverage limits of not less than **** per occurrence and **** general aggregate for bodily injury and property damage;

B.	Auto liability insurance covering all owned, non-owned and hired vehicles, with coverage limits of not less than **** per occurrence for bodily injury and property damage;

C.	Worker’s compensation insurance as required by law in the state where the Services will be performed, **** employer’s liability coverage****, with coverage limits of not less than ****;

D.	Umbrella liability insurance on an occurrence form, for limits of not less than ****; and

E.	Professional ****, for limits of not less than ****.

Insurance carriers shall be rated A- or better by A.M. Best Company. **** shall provide 30 days written notice prior to cancellation, ****

In no event shall the foregoing coverage limits affect or limit in any manner Provider’s contractual liability for Indemnification. Provider shall be solely responsible for ensuring that its subcontractors maintain insurance coverage at levels no less than those required of Provider under this Section. All of Provider’s activities under this Agreement shall be at Provider’s own risk, and Provider’s employees and agents shall not be entitled to any benefits under the policies of insurance maintained by Symantec.

[****]=Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.